Exhibit 99.1

HILLENBRAND INDUSTRIES Corporate News Release

HILLENBRAND INDUSTRIES RECOGNIZES CONTRIBUTIONS
OF THREE RETIRING BOARD MEMBERS

Peter F. Coffaro, Edward S. Davis and Leonard Granoff announce retirements following long and distinguished records of service

BATESVILLE, INDIANA, THURSDAY, MAY 16, 2002 — Peter F. Coffaro, Edward S. “Ned” Davis and Leonard Granoff announced their retirement from Hillenbrand Industries Inc.’s (NYSE:HB) board of directors effective today.

Ray J. Hillenbrand, chairman of the board of directors, Hillenbrand Industries Inc. said, “Combined, these leaders have provided more than 67 years of distinguished service to the shareholders of Hillenbrand Industries. Their sound stewardship of Hillenbrand Industries’ assets has yielded great benefits to our shareholders. They served our board with the highest levels of dedication, integrity and business acumen. Through their valued contributions to our current business plan, their expertise will continue to benefit shareholders as a new, refocused and re-energized management team realizes the full profit potential of our businesses and pursues new profitable growth strategies. On behalf of the board and all shareholders, I express our appreciation and wish Pete, Ned and Lennie all the best in retirement.”

Peter F. Coffaro, 73, has been a member of the Company’s board since 1987. Most recently, he served on the board’s audit and compensation committees. A mechanical engineer, Coffaro has devoted his career to the development of a number of manufacturing and distribution businesses. He is a director of several privately owned companies located in Cincinnati, Ohio.

Edward S. Davis, Esq., 70, has been a board member since 1974 and is past chairman of the board’s audit and compensation committees. He is a partner in Hughes Hubbard & Reed LLP, a New York law firm, and has practiced law his entire career. He is also a director of Cognitronics Corporation of Danbury, Conn.

Leonard Granoff, 75, has served the board since 1978 and was most recently a member of its audit and compensation committees. He is president and director of Granoff Associates, a privately owned investment company in Providence, R.I.

Also today in a separate news release, the Company announced the appointment of three new outside directors. As a result of the board retirements and new appointments, the number of Hillenbrand Industries’ directors remains at nine.

About Hillenbrand Industries Inc.

Hillenbrand Industries Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three subsidiaries have headquarters in Batesville, Indiana. The Company’s Funeral Services Group consists of two businesses: Batesville Casket Company, the leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes; and Forethought Financial Services, the leading provider of insurance and trust-based financial products and services for pre-planning funeral services. Hillenbrand Industries’ Health Care Group consists of Hill-Rom Company, a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators, furniture, communication systems, surgical columns, medical gas management systems, modular headwalls and lighting systems.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “continue,” “realize,” and “pursues” but their absence does not mean that the statement is not forward-looking. Forward-looking statements include statements regarding realizing the full potential of our businesses and pursue new profitable growth strategies and increasing shareholder value. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

CONTACTS:

Investor Relations: Mark R. Lanning, Vice President and Treasurer, (812) 934-7256; News Media, Christopher P. Feeney, Director, Public Affairs & Corporate Communications, (812) 934-8197; www.hillenbrand.com

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